Exhibit 99.10
PINNACLE WEST CAPITAL CORPORATION
NON-GAAP FINANCIAL MEASURE RECONCILIATION — OPERATING INCOME
(GAAP MEASURE) TO GROSS MARGIN (NON-GAAP FINANCIAL MEASURE)
(in thousands)

	THREE MONTHS ENDED
	JUNE 30,		Increase (Decrease)
	2007	2006	Pretax	After Tax
RECONCILIATION OF REGULATED ELECTRICITY SEGMENT GROSS MARGIN
Operating income (closest GAAP measure)	$158,686	$191,197	$(32,511)	$(19,815)
Plus:
Operations and maintenance	177,310	168,332	8,978	5,472
Real estate segment operations	46,174	98,412	(52,238)	(31,839)
Depreciation and amortization	92,835	89,297	3,538	2,156
Taxes other than income taxes	34,757	32,700	2,057	1,254
Other expenses	8,803	8,430	373	227
Marketing and trading fuel and purchased power	74,533	72,716	1,817	1,107
Less:
Real estate segment revenues	48,352	112,603	(64,251)	(39,161)
Other revenues	11,153	9,782	1,371	836
Marketing and trading revenues	92,637	89,925	2,712	1,653

Regulated electricity segment gross margin	$440,956	$448,774	$(7,818)	$(4,766)

	SIX MONTHS ENDED
	JUNE 30,		Increase (Decrease)
	2007	2006	Pretax	After Tax
RECONCILIATION OF REGULATED ELECTRICITY SEGMENT GROSS MARGIN
Operating income (closest GAAP measure)	$226,675	$248,360	$(21,685)	$(13,217)
Plus:
Operations and maintenance	348,888	346,759	2,129	1,298
Real estate segment operations	107,617	169,742	(62,125)	(37,865)
Depreciation and amortization	182,456	176,918	5,538	3,375
Taxes other than income taxes	69,476	68,273	1,203	733
Other expenses	17,291	16,952	339	207
Marketing and trading fuel and purchased power	132,477	146,891	(14,414)	(8,785)
Less:
Real estate segment revenues	125,602	220,457	(94,855)	(57,814)
Other revenues	20,516	21,006	(490)	(299)
Marketing and trading revenues	165,108	174,927	(9,819)	(5,985)

Regulated electricity segment gross margin	$773,654	$757,505	$16,149	$9,844